Exhibit 10.3

BORROWER PLEDGE AND SECURITY AGREEMENT

Desca Holding, LLC

8200 N.W. 52nd Terrace, Suite 110

Miami, FL 33166

(“Borrower”)

Elandia, Inc.

1500 Cordova Road, #312

Ft. Lauderdale, FL 33316

(“Lender”)

For value received and to secure payment and performance of any and all obligations of Borrower to Lender whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and evidenced by the Loan Documents (as defined below), including all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, “Obligations”), Borrower, who owns 90% of the shares of Desca Corp., a Florida corporation (“Desca Corp”), hereby (a) assigns, grants, transfers, pledges, sets over and conveys unto Lender, and its successors and assigns, all of the Borrower’s right, title and interest in and to its interest in Desca Corp and (b) grants to Lender a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non cash proceeds and products thereof (collectively, the “Collateral”):

(ii) all accounts (including, without limitation, cash and cash accounts), accounts receivable, contracts and contract rights, chattel paper, documents, instruments, general intangibles, and other forms of obligation and rights to the payment of money, rebates or other property, presently owned or hereafter acquired by Borrower;

(iii) all inventory, including all goods, merchandise, materials, components, work in process, finished goods, and other tangible personal property presently owned or hereafter acquired by Borrower and held for sale, lease, consumption, or other use in Borrower’s business, and all additions, accessions, replacements and substitutions with respect thereto;

(iv) all insurance proceeds, refunds, and premium rebates, whether or not any lender or the Lender is the loss payee thereof, including, without limitation, proceeds of fire and credit insurance, to the extent that any such proceeds, refunds and premiums are related to any of the foregoing;

(v) all claims for tax refunds, whether now existing or hereafter arising, of Borrower against any city, county, state or federal government or any agency or authority or other subdivision thereof, and the proceeds thereof;

(vi) all contract rights, intellectual property, and general intangibles of every kind, character and description, both now owned and hereafter acquired, including, without limitation, goodwill, trademarks, copyrights, service marks, domain names, codes, scripts, works of authorship relating any Web site, trade styles, trade names, patents, applications for any of the foregoing and deposit accounts;

(vii) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing, including the rights of stoppage in transit;

(viii) all of Borrower’s stock, ownership interest, partnership interest or other equity interest whatsoever in Desca Corp (“Equity Interests”), including all of Borrower’s rights to distributions from Desca Corp (the “Funds”); (iii) all of Borrower’s right, title and interest as a shareholder in and to Desca Corp and in, under and to the Bylaws of Desca Corp, as amended from time to time (the “Bylaws”), including, without limitation, and as applicable, the right to: (A) vote; (B) inspect the books, records and documents of Desca Corp; (C) receive a return of capital contributions; (D) receive tax benefits; (E) be substituted as a shareholder; (F) receive all distributions of the Funds made to Borrower by Desca Corp; (G) receive all proceeds from the sale or transfer of Borrower’s interest in Desca Corp or any part thereof; (H) obtain all other rights associated with Desca Corp, the Bylaws and ownership of the Equity Interests as if Lender were in fact a shareholder of Desca Corp. Upon the occurrence of a Default (as defined herein), Lender shall have the right to exercise Borrower’s rights under the Bylaws as described in (A) through (H) above; and

(ix) to the extent not otherwise included, all proceeds, products, substitutions, and accessions of or to any and all of the foregoing and all collateral security, indemnities, warranties and guaranties given by any person with respect to any of the foregoing.

The term Collateral excludes any property, right or interest in which a security interest may not be granted under applicable law.

Borrower hereby represents and agrees that:

1. INDEBTEDNESS SECURED. This Pledge and Security Agreement (the “Pledge” or “Agreement” or “Security Agreement”) creates a security interest in the Collateral which secures the obligations of Borrower under the Loan Documents. This Pledge shall be effective regardless of whether the Obligations and other obligations set forth in the Loan Documents are from time to time reduced and thereafter increased but shall expire upon the full satisfaction of the Obligations of Borrower under the Loan Documents. The Obligations secured hereby are also referred to herein as the “Indebtedness”.

2. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants, subject to, and modified by, disclosures made in that certain Purchase Agreement of even date herewith by and among Lender, Bella Durmiente, LLC, Borrower and Jorge Enrique Alvarado Amado and for so long as this Pledge is in effect or any part of the Indebtedness remains unpaid, it shall continue to represent and warrant at all times, that:

(a) The Borrower owns the Collateral free and clear of all claims, liens and encumbrances of any nature, except as granted in favor of Lender herein and as disclosed on Schedule 2(a) hereto;

(b) The Equity Interests represent a 90% proportionate shareholder interest in Desca Corp;

(c) Borrower is duly organized and validly existing under and by virtue of Delaware law and holds in full force and effect all permits and licenses necessary for it to carry out its operations in conformity with all applicable laws and regulations;

(d) Upon delivery to Lender of the certificates evidencing the Equity Interests, the lien granted pursuant to this Pledge will constitute a valid, perfected first priority lien on such Collateral, enforceable as such against all creditors of Borrower and any persons purporting to purchase such Collateral from Borrower;

(g) Upon the making of notations reflecting the security interest created by this Pledge in Borrower’s register, as applicable, for the Equity Interests which is not represented by certificates, the lien granted pursuant to this Pledge will constitute a valid, perfected first priority lien on such Collateral, enforceable as such against all creditors of Borrower and any persons purporting to purchase such Collateral from Borrower;

(h) No material actions, suits, investigations or proceedings are pending or threatened against Borrower which involve the possibility of any judgment or liability or which may result in the imposition of any lien, encumbrance or claim on any of the Equity Interests, the Collateral or any other assets of Borrower or which may result in any material adverse change in the business or in the condition, financial or otherwise, of Borrower. To the best of Borrower’s knowledge, Borrower has complied with all applicable laws and requirements of governmental authorities;

(i) The execution and delivery of this Pledge, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with, or constitute a breach of or default under, the Bylaws or any material agreement or instrument affecting the Equity Interests or to which the Borrower is a party or by which either is bound, or any law, administrative regulation or court decree by which the Borrower is bound;

(j) To the best of Borrower’s knowledge, there are no actions, suits, proceedings (including eminent domain proceedings) or claims affecting Borrower, the Equity Interests or any assets which would affect title to, rights of ownership or operation of the Equity Interests or any other Borrower assets; and

(k) The execution and delivery of this Pledge, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated have been authorized by all necessary action by Borrower.

3. COVENANTS OF BORROWER. The Borrower, for itself and for its successors and assigns, covenants that:

(a) It will not sell, encumber or transfer the Collateral except as set forth in Section 17 below.

(b) It will not, without in each case having obtained the prior written consent of Lender, directly or indirectly amend, modify, cancel, terminate, or accept any surrender of the Bylaws.

(c) It will not waive or give any consent with respect to any default or variation in the performance of any material term, covenant, or condition on the part of any party under the Bylaws.

(d) It will perform and observe, or cause to be performed and observed, in all material respects, all of the terms, covenants, and conditions on its part to be performed and observed with respect to the Bylaws.

(e) It will furnish to the Lender such financial statements and other materials pertaining to itself as the Lender may from time to time reasonably request.

(f) It will execute and deliver to the Lender such financing statements and other documents as requested by the Lender. It shall take such further action as the Lender may from time to time request to perfect the Lender’s security interest in the Collateral.

(g) If Borrower shall, as a result of its ownership of the Equity Interests, become entitled to receive, or shall receive, any share certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Equity Interests, or otherwise in respect thereof, Borrower shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Borrower to Lender, if required, together with an undated stock power covering such certificate duly executed in blank by Borrower, to be held by Lender, subject to the terms hereof, as additional collateral security for the Indebtedness. Any sums paid upon, or in respect of, the Equity Interests upon the liquidation or dissolution of Borrower, shall be paid over to Lender to be held by it hereunder as additional collateral security for the Indebtedness. In case any distribution of capital shall be made on, or in respect of, the Equity Interests or any property shall be distributed upon or with respect to the Equity Interests pursuant to the recapitalization or reclassification of the capital of Borrower, or pursuant to the reorganization thereof, the property so distributed shall be delivered to Lender to be held by it hereunder as additional collateral security for the Indebtedness. If any sums of money or property so paid or distributed in respect of the Equity Interests shall be received by Borrower, Borrower shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Borrower, as additional collateral security for the Indebtedness.

(h) If applicable, concurrently with the delivery to Lender of each certificate representing one or more of the Equity Interests, Borrower shall deliver to Lender an undated stock power (assignment separate from certificate) covering such certificate, duly executed in blank by Borrower.

4. OWNERSHIP. Borrower owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Lender, and Borrower will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved in writing by Lender.

5. NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name of Borrower appearing at the beginning of this Agreement is Borrower’s exact legal name and the address set forth below Borrower’s signature block is Borrower’s chief executive office. There has been no change in the name of Borrower, or the name under which Borrower conducts business, within the five years preceding the date hereof except as previously reported in writing to Lender. Borrower has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Lender. Borrower is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Lender.

6. TITLE/TAXES. Borrower has good and marketable title to Collateral and will warrant and defend same against all claims. Borrower will not transfer, sell, or lease Collateral (except as permitted herein). Borrower agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Borrower agrees to reimburse Lender, on demand, for any such payment made by Lender. Any amounts so paid shall be added to the Obligations.

7. WAIVERS. Borrower agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Lender for all or any part of the Obligations. Borrower waives all exemptions and homestead rights with regard to the Collateral. Borrower waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Lender’s remedies against any Collateral. All rights of Lender and security interests hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Borrower receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Lender; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

8. NOTIFICATIONS; LOCATION OF COLLATERAL. Borrower will notify Lender in writing at least 15 days prior to any change in: (i) Borrower’s chief place of business and/or residence; (ii) Borrower’s name or identity; (iii) Borrower’s corporate/organizational structure; or (iv) the jurisdiction in which Borrower is organized. In addition, Borrower shall promptly notify Lender of any material claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Borrower will keep Collateral at the location(s) previously provided to Lender until such time as Lender provides written advance consent to a change of location. Borrower will bear the cost of preparing and filing any documents necessary to protect Lender’s liens.

9. COLLATERAL CONDITION AND LAWFUL USE. Borrower represents that the Collateral is in good repair and condition and that Borrower shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Borrower shall immediately notify Lender of any material loss or damage to Collateral. Borrower shall not permit any item of

Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Borrower represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

10. RISK OF LOSS AND INSURANCE. Borrower shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Borrower from payment or other performance hereof. Borrower shall use commercially reasonable efforts to obtain liability insurance, either from its Subsidiaries’ existing insurers or from other insurers reasonably acceptable to Lender, in an amount and covering such risks commensurate with the insurance policies carried by its Subsidiaries, within 15 business days from the date hereof and keep such insurance in force with a Lender’s Loss Payable Endorsement in favor of Lender and its assigns. Borrower shall furnish to Lender such policies, or other evidence of such policies satisfactory to Lender. If Borrower fails to obtain or maintain in force such insurance or fails to furnish such evidence, Lender is authorized, but not obligated, to purchase any or all insurance or “Single Interest Insurance” protecting such interest as Lender deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Borrower’s expense. In such event, Borrower agrees to reimburse Lender for the cost of such insurance and Lender may add such cost to the Obligations. Borrower shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Borrower hereby assigns to Lender the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Lender. Borrower hereby appoints Lender its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Borrower as to the amount of said recovery, to designate payee of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Borrower agrees not to exercise any of the foregoing powers granted to Lender without Lender’s prior written consent.

11. FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. Except as disclosed on Schedule 11 hereto, no financing statement (other than any filed or approved in writing by Lender) covering any Collateral is on file in any public filing office. Borrower authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Lender, and without Borrower’s signature where authorized by law, agrees to deliver certificates of title on which Lender’s lien has been indicated covering any Collateral subject to a certificate of title statue, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Lender to be desirable. Borrower hereby agrees to deliver any certificates evidencing Equity Interests to Lender together with all endorsements, stock powers or assignments. Borrower hereby constitutes and appoints Lender the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Lender nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Borrower ratifies all acts of Lender as attorney-in-fact. Borrower agrees to take such other actions, at Borrower’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Lender’s intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Borrower will cause the security interests of Lender to be properly protected, including perfection by notation thereon or delivery thereof to Lender.

12. CONTROL. Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of electronic chattel paper and all accounts of Borrower and any other Collateral in which the security interest granted hereby may be perfected by control.

13. CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Borrower warrants that Collateral consisting of chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Lender in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Borrower has notified Lender in writing. Borrower shall not materially amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Lender. Borrower will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Borrower will not create any electronic chattel paper without taking all steps deemed necessary by Lender to confer control of the electronic chattel paper upon Lender in accordance with the UCC.

14. ACCOUNT INFORMATION. From time to time, at Lender’s request, Borrower shall provide Lender with schedules describing all accounts, including customers’ addresses, created or acquired by Borrower and at Lender’s request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Lender. Together with each schedule, Borrower shall, if requested by Lender, furnish Lender with copies of Borrower’s sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Borrower warrants the genuineness thereof.

15. ACCOUNT BORROWERS. If a Default should occur, Lender shall have the right to notify the account Borrowers obligated on any or all of the Collateral to make payment thereof directly to Lender and Lender may take control of all proceeds of any such Collateral, which rights Lender may exercise at any time if a Default shall occur. The cost of such collection and enforcement, including attorneys’ fees and expenses, shall be borne solely by Borrower whether the same is incurred by Lender or Borrower. If a Default should occur, Borrower will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special Lender account maintained with Lender, over which Lender also has the power of withdrawal. If a Default should occur, no discount, credit, or allowance shall be granted by Borrower to any account Borrower and no return of merchandise shall be accepted by Borrower without Lender’s consent. Lender may, after Default, settle or adjust disputes and claims directly with account Borrowers for amounts and upon terms that Lender considers advisable, and in such cases Lender will credit the Obligations with the net amounts received by Lender, after deducting all of the expenses incurred by Lender. Borrower agrees to indemnify and defend Lender and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral, so long as Lender does not commit any criminal acts in connection with its collection of Collateral.

16. GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Borrower from any governmental unit or organization, Borrower shall immediately notify Lender in writing and execute all documents and take all actions deemed necessary by Lender to ensure recognition by such governmental unit or organization of the rights of Lender in the Collateral.

17. INVENTORY. So long as no Default has occurred, Borrower shall have the right in the regular course of business, to process and sell Borrower’s inventory. If a Default should occur, Borrower will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special Lender account maintained with Lender, over which Lender also has the power of withdrawal. Borrower agrees to notify Lender immediately in the event that any inventory purchased by or delivered to Borrower is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Lender upon request.

18. INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Lender, unless Lender shall hereafter otherwise direct or consent in writing. Lender may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

19. COLLATERAL DUTIES. Lender shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein, and by way of explanation and not by way of limitation, Lender shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

20. TRANSFER OF COLLATERAL. Lender may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Lender with respect to the property so transferred and delivered, and Lender shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Lender shall retain all rights and powers hereby given.

21. INSPECTION, BOOKS AND RECORDS. Borrower will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Lender, or any of its agents, shall have the right, at reasonable intervals at Borrower’s expense, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Borrower’s business or any other transaction between the parties hereto. Borrower will at its expense furnish Lender copies thereof upon request. For the further security of Lender, it is agreed that Lender has and is hereby granted a security interest in all books and records of Borrower pertaining to the Collateral.

22. COMPLIANCE WITH LAW. Borrower will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, environmental and labor laws and regulations, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

23. REGULATION U. None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

24. ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Borrower shall pay all of Lender’s reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

25. DEFAULT. A “Default” hereunder shall mean any “Event of Default” as defined in the Credit Agreement executed on or of even date herewith between Borrower and Lender (the “Credit Agreement”).

26. REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Lender shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Borrower’s premises; (ii) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (iii) to exercise its right of set-off or Lender lien as to any monies of Borrower deposited in accounts of any nature maintained by Borrower with Lender or affiliates of Lender, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Lender, at either private or public sale (at which public sale Lender may be the purchaser) with or without having the Collateral physically present at said sale. Any notice of sale, disposition or other action by Lender required by law and sent to Borrower at Borrower’s address shown below its signature block, or at such other address of Borrower as may from time to time be shown on the records of Lender, at least 5 days prior to such action, shall constitute reasonable notice to Borrower. Notice shall be deemed given or sent when mailed postage prepaid to Borrower’s address as provided herein. Lender shall be, entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Lender in a recognized market for such collateral without providing notice of sale. Borrower waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Borrower has requested such sale or disposition.

27. REMEDIES ARE CUMULATIVE. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

28. INDEMNIFICATION. Borrower shall protect, indemnify and save harmless Lender from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted against Lender on account of (i) the Loan Documents or any failure or alleged failure of Borrower to comply with any of the terms or representations of this Agreement: (ii) any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Borrower to comply with any law, rule or regulation applicable to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Lender relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Lender in excess of any net proceeds received by it from any insurance of Borrower (other than self-insurance) with respect to such Damages. Nothing contained herein shall require Borrower to indemnify Lender for any Damages resulting from Lender’s gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Lender. In the event Lender incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

29. MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Borrower and Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Lender, its successors, assigns and affiliates. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. This Security Agreement shall be binding upon Borrower, and the successors, and assigns of Borrower. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the State of Florida (the “Jurisdiction”) without regard to that Jurisdiction’s conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state of Florida. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, delivered and effective as set forth in the Credit Agreement. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Binding Contract. Borrower by execution and Lender by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

30. DEFINITIONS. Loan Documents. The term “Loan Documents” refers to all Loan Documents (as such term is defined in the Credit Agreement), including this Agreement and the Credit Agreement, whether now or hereafter existing, and may include, without limitation and whether executed by Borrower or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, pledge agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). UCC. “UCC” means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Borrower Pledge and Security Agreement to be executed under seal.

Signed, sealed and delivered in the presence of:
DESCA HOLDING, LLC, A Delaware
limited liability company

(Signature)
	By:	/s/ Jorge Enrique Alvarado Amado
(Print Name)
	Name:	Jorge Enrique Alvarado Amado
(Signature)
	Title:	Managing Member
(Print Name)

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